F.N.B. CORPORATION REPORTS FOURTH QUARTER 2005 EARNINGS
Hermitage, PA, January 23, 2006 — F.N.B. Corporation (NYSE: FNB), a diversified financial services company headquartered in western Pennsylvania, today reported fourth quarter 2005 net income of $4.7 million, or $.08 per diluted share. These fourth quarter 2005 results compare to net income of $15.8 million, or $.31 per diluted share, for the same period last year and net income of $18.1 million, or $.32 per diluted share, for the third quarter of 2005. This year’s fourth quarter results included after-tax charges of $11.0 million, or $.19 per diluted share, related to the Corporation’s previously announced balance sheet restructuring, efficiency initiatives and merger costs.
Net income for the full year 2005 was $55.3 million, or $.98 per diluted share, included after-tax restructuring charges, efficiency initiatives, merger costs and lower income taxes from a settlement of an uncertain tax position, all of which netted a cost of $10.7 million after-tax, or $.19 per diluted share. These results compare to net income in 2004 of $61.8 million, or $1.29 per diluted share, which also included after-tax restructuring charges, merger costs, discontinued income from Sun Bancorp (Sun) and a gain on the sale of branches, all of which netted a gain of $4.4 million after-tax, or $.09 per diluted share. For the year 2005, return on equity was 12.4% and return on tangible equity was 23.6%.
“In 2005 F.N.B. made excellent progress toward achieving our stated strategic goals. We strengthened our presence in western Pennsylvania with acquisitions in Pittsburgh and Erie, and will now expand our footprint into the growing Harrisburg and central Pennsylvania markets with our recently announced agreement to merge with The Legacy Bank (Legacy),” commented Stephen Gurgovits, President and Chief Executive Officer of F.N.B. Corporation. “This progress was especially significant when one considers the restrained economic environment in which all financial institutions have operated this past year. During the fourth quarter, F.N.B. implemented measures that will have a positive impact on our financial performance going forward.”
Earnings for the fourth quarter of 2005 were influenced by the Corporation’s sale of $570 million lower yielding investment securities resulting in a pre-tax loss of $13.3 million. Also, the Corporation recorded a $2 million pre-tax impairment write-down on an equity security received in exchange for a minority interest in Sun. In addition, the Corporation recorded merger expenses associated with the consummation of the acquisition of The National Bank of North East (North East) as well as non-interest expenses related to efficiency improvements totaling $1.7 million pre-tax resulting in an aggregate fourth quarter after-tax effect of $11.0 million, or $.19 per diluted share.
Interest income, on a fully tax equivalent basis, was up 2.3% in the fourth quarter of 2005 compared to the previous quarter and 16.1% over the same period last year. Average loans increased 3.3%, annualized, on a linked quarter basis, primarily driven by the addition of North East. Commercial loans grew organically on a linked quarter basis at an annualized rate of 3.5% and were offset by planned runoff in residential mortgages and
F.N.B. Corporation Page 1 of 4

seasonal decreases in the indirect auto loan portfolio. The yield on earning assets increased fifteen basis points over the third quarter of 2005.
“We are pleased with this quarter’s loan growth,” noted Gurgovits, “and are looking forward to the commercial loan opportunities in 2006 with our expanded Pittsburgh market, loan origination offices in Florida and the new prospects in central Pennsylvania associated with the Legacy acquisition.”
Offsetting the yield on earning assets increase in the fourth quarter was an increase of 17 basis points in the cost of funds compared to the previous quarter. Interest expense was up 6.5% in the fourth quarter of 2005 compared to the previous quarter. This increase is attributed to deposit balances from the North East merger as well as 5.5% annualized organic growth. The organic growth is the result of a successful, targeted promotion in the Erie market conducted in conjunction with the addition of North East.
The net interest margin for the fourth quarter of 2005 was 3.77%, consistent with the third quarter of 2005, reversing a trend of a narrowing margin experienced the past few quarters. The fourth quarter securities transactions coupled with commercial loan and deposit growth benefited the fourth quarter.
For the year 2005, net interest income on a fully tax equivalent basis increased 11.2% over 2004 primarily due to increased earning assets and interest bearing liabilities as a result of the acquisitions completed in 2004 and 2005. The Corporation’s net interest margin for all of 2005 was 3.85%, a decrease of 9 basis points from 2004.
Non-interest income for the fourth quarter of 2005 was $2.4 million reflecting the loss on sale of securities and stock write-down noted above as well as slight declines in fee income categories due to seasonality.
Non-interest expense for the fourth quarter of 2005 totaled $40.5 million, compared to $38.0 million in the previous quarter and $38.6 million for the same period last year. In addition to the added operating expenses from the North East merger, which closed early in the fourth quarter of 2005, the Corporation incurred severance costs and retirement expenses related to efficiency initiatives as well as merger-related charges totaling $1.7 million.
For the year 2005, non-interest expense was $157.1 million compared to $142.6 million in the prior year. Excluding restructuring and merger-related costs, this increase is principally attributable to the acquisitions completed over the last two years.
Annualized net charge-offs for the fourth quarter of 2005 were 48 basis points of average loans, compared to 36 basis points for the third quarter of 2005 and 53 basis points for the fourth quarter of 2004. The fourth quarter sequential increase is primarily due to a rise in the numbers of bankruptcy filings experienced by the Corporation’s Regency Finance subsidiary. This increase in bankruptcy filings was in anticipation of recent changes in Federal bankruptcy laws and is expected to return to historical levels. Non-performing
F.N.B. Corporation Page 2 of 4

loans to total loans were 88 basis points for the fourth quarter of 2005 versus 78 basis points in the third quarter of 2005 and 94 basis points for the same period last year. The increase in non-performing loans on a linked quarter was primarily due to the completion of the North East acquisition.
The provision for loan losses was $3.7 million in the fourth quarter of 2005, compared to $3.4 million in the prior quarter. At December 31, 2005 the allowance for loan losses was 1.35% of total loans and 1.5 times non-performing loans.
Shareholders’ equity at December 31, 2005, was $477 million. The Corporation’s leverage capital ratio was 6.9% and its tangible capital ratio was 4.8% at the end of the year. These measures represent an increase over year end 2004 of 41 and 30 basis points, respectively. The Corporation continues to maintain “well capitalized” ratios for federal bank regulatory purposes.
At its October meeting, the F.N.B. Board of Directors voted to increase the Corporation’s normal quarterly cash dividend on its common stock from $.23 per share to $.235 per share. This increase brings F.N.B.’s annual dividend rate to $.94 per share and marks a continuation of annual dividend increases.
On October 7, 2005, the Corporation’s First National Bank of Pennsylvania subsidiary completed its acquisition of The National Bank of North East with a successful conversion and assimilation of North East staff and operations. Also in October, F.N.B. announced its return to the Florida market with the opening of loan production offices in Orlando and Sarasota.
On November 1, 2005, the Corporation’s First National Insurance Agency subsidiary acquired the Penn Group Insurance Agency, an established life and employee benefits agency based in Pittsburgh. The acquisition provides an enhanced presence in a growing segment of the insurance market.
On December 21, 2005, the Corporation announced the signing of a definitive merger agreement with The Legacy Bank, a commercial bank and trust company with $382 million in assets based in Harrisburg, Pennsylvania. The transaction is valued at $74.6 million. The merger will consist of 30% cash at $18.40 per Legacy share and the remaining 70% of Legacy shares will be exchanged for F.N.B. common stock on a one-for-one basis. The transaction is expected to be completed in the second quarter of 2006 and to be accretive to earnings after one full year of combined operations.
The Corporation will host a conference call on Tuesday, January 24, 2006, at 11:00 a.m. (EST) to discuss its fourth quarter and year end 2005 results as well as its outlook for 2006. Interested parties may access the conference call by dialing 1-800-346-7359 with the entry code 3044. Replays of the call will be available until January 31, 2006 by calling 1-800-332-6854 and using the entry code 3044. A transcript of the conference call will also be available on the Corporation’s web site, http://www.fnbcorporation.com.
F.N.B. Corporation Page 3 of 4

About F.N.B. Corporation:
F.N.B. Corporation, headquartered in Hermitage, PA, has total assets of $5.6 billion. F.N.B. is a leading provider of banking, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, Regency Finance Company and F.N.B. Capital Corporation, LLC. It also operates consumer finance offices in Tennessee, as well as loan production offices in Florida.
Mergent Inc., a leading provider of business and financial information on publicly traded companies, has recognized F.N.B. as a Dividend Achiever. This annual recognition is based on the Corporation’s outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 33 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol FNB. Investor information is available on F.N.B.’s website at http://www.fnbcorporation.com.
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry in general, the financial operations, markets and products of F.N.B. Corporation in particular. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) changes in the securities markets; or (7) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.
# # #

Media Contact:
Kathryn Lima 724-981-4318 724-301-6984 (cell)

Analysts/Institutional Investor Contact:
John Waters 239-514-2643 239-272-6495 (cell) http://www.fnbcorporation.com

DATA TABLES FOLLOW
F.N.B. Corporation Page 4 of 4

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				4th Qtr 2005 -	4th Qtr 2005 -
	2005		2004	3rd Qtr 2005	4th Qtr 2004
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income — taxable equivalent basis	$78,570	$76,816	$67,660	2.3	16.1

Interest income	$77,658	$75,918	$67,006	2.3	15.9
Interest expense	30,400	28,555	22,688	6.5	34.0

Net interest income	47,258	47,363	44,318	-0.2	6.6
Provision for loan losses	3,711	3,448	4,468	7.6	-16.9

Net interest income after provision	43,547	43,915	39,850	-0.8	9.3

Service charges	10,428	10,528	9,025	-0.9	15.5
Insurance commissions and fees	2,808	3,090	3,084	-9.1	-8.9
Securities commissions and fees	971	1,020	1,353	-4.8	-28.2
Trust income	1,712	1,752	1,684	-2.3	1.7
Gain (loss) on sale of securities	(13,305)	431	(830)	-3184.3	1502.1
Impairment loss on equity security	(1,953)	—	—	—	—
Gain on sale of loans	342	442	322	-22.5	6.4
Gain on sale of branches	—	—	—	—	—
Other	1,407	1,528	6,563	-7.9	-78.6

Total non-interest income	2,410	18,791	21,201	-87.2	-88.6

Salaries and employee benefits	21,030	19,335	17,917	8.8	17.4
Occupancy and equipment	6,331	6,353	6,530	-0.3	-3.1
Amortization of intangibles	1,014	918	801	10.5	26.6
Other	12,145	11,392	13,369	6.6	-9.2

Total non-interest expense	40,520	37,998	38,617	6.6	4.9

Income before income taxes	5,437	24,708	22,434	-78.0	-75.8
Income taxes	716	6,622	6,622	-89.2	-89.2

Net income	$4,721	$18,086	$15,812	-73.9	-70.1

Earnings per share
Basic	$0.08	$0.32	$0.32	-75.0	-75.0
Diluted	$0.08	$0.32	$0.31	-75.0	-74.2

Performance ratios
Return on average equity	3.96%	15.54%	19.68%
Return on tangible equity (1)	8.41%	29.80%	29.08%
Return on average assets	0.33%	1.26%	1.24%
Net interest margin (FTE)	3.77%	3.77%	3.87%
Yield on earning assets (FTE)	6.15%	6.00%	5.83%
Cost of funds	2.70%	2.53%	2.25%
Efficiency ratio (FTE) (2)	78.11%	55.30%	57.15%

Common stock data
Average basic shares outstanding	57,308,055	56,426,087	49,724,057	1.6	15.3
Average diluted shares outstanding	58,016,749	57,100,376	50,564,299	1.6	14.7
Ending shares outstanding	57,419,041	56,520,245	50,058,119	1.6	14.7
Book value per common share	$8.31	$8.26	$6.47	0.6	28.4
Tangible book value per common share	$4.48	$4.55	$4.42	-1.4	1.4
Dividend payout ratio	285.28%	71.79%	72.56%

(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year
	Ended December 31,		Percent
	2005	2004	Variance
Statement of earnings
Interest income — taxable equivalent basis	$300,651	$256,882	17.0

Interest income	$297,189	$254,448	16.8
Interest expense	108,780	84,390	28.9

Net interest income	188,409	170,058	10.8
Provision for loan losses	12,176	16,280	-25.2

Net interest income after provision	176,233	153,778	14.6

Service charges	39,970	34,264	16.7
Insurance commissions and fees	12,794	11,245	13.8
Securities commissions and fees	4,490	4,954	-9.4
Trust income	7,125	6,926	2.9
Gain (loss) on sale of securities	(11,703)	607	-2027.4
Impairment loss on equity security	(1,953)	—	—
Gain on sale of loans	1,393	1,769	-21.2
Gain on sale of branches	—	4,135	—
Other	5,831	14,241	-59.1

Total non-interest income	57,947	78,141	-25.8

Salaries and employee benefits	81,283	71,328	14.0
Occupancy and equipment	25,577	24,346	5.1
Amortization of intangibles	3,743	2,415	54.9
Other	46,472	44,498	4.4

Total non-interest expense	157,075	142,587	10.2

Income before income taxes	77,105	89,332	-13.7
Income taxes	21,847	27,537	-20.7

Net income	$55,258	$61,795	-10.6

Earnings per share
Basic	$0.99	$1.31	-24.4
Diluted	$0.98	$1.29	-24.8

Performance ratios
Return on average equity	12.44%	23.54%
Return on tangible equity (1)	23.62%	30.42%
Return on average assets	0.99%	1.29%
Net interest margin (FTE)	3.85%	3.94%
Yield on earning assets (FTE)	6.03%	5.87%
Cost of funds	2.48%	2.20%
Efficiency ratio (FTE) (2)	61.38%	55.93%

Common stock data
Average basic shares outstanding	55,776,291	47,180,471	18.2
Average diluted shares outstanding	56,578,043	48,012,339	17.8
Ending shares outstanding	57,419,041	50,058,119	14.7
Book value per common share	$8.31	$6.47	28.4
Tangible book value per common share	$4.48	$4.42	1.4
Dividend payout ratio	94.71%	70.36%

(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				4th Qtr 2005 -	4th Qtr 2005 -
	2005		2004	3rd Qtr 2005	4th Qtr 2004
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$5,688,093	$5,684,747	$5,064,681	0.1	12.3
Earning assets	5,071,456	5,082,328	4,617,240	-0.2	9.8
Securities	1,258,284	1,333,758	1,226,458	-5.7	2.6
Loans, net of unearned income	3,777,630	3,746,130	3,388,884	0.8	11.5
Allowance for loan losses	51,915	50,921	51,570	2.0	0.7
Goodwill and intangibles	219,345	213,102	96,286	2.9	127.8

Deposits and repurchase agreements	4,225,437	4,113,936	3,807,835	2.7	11.0
Short-term borrowings	220,011	311,896	186,890	-29.5	17.7
Long-term debt	568,287	598,188	547,208	-5.0	3.9
Trust preferred securities	128,866	128,866	128,866	0.0	0.0
Shareholders’ equity	473,023	461,802	319,695	2.4	48.0

Asset quality data
Non-accrual loans	$28,100	$24,017	$27,029	17.0	4.0
Restructured loans	5,032	5,109	4,993	-1.5	0.8

Non-performing loans	33,132	29,126	32,022	13.8	3.5
Other real estate owned	6,337	5,907	6,200	7.3	2.2

Non-performing assets	$39,469	$35,033	$38,222	12.7	3.3

Net loan charge-offs	$4,581	$3,384	$4,506	35.4	1.7
Allowance for loan losses	50,707	50,258	50,467	0.9	0.5

Non-performing loans / total loans	0.88%	0.78%	0.94%
Non-performing assets / total assets	0.71%	0.61%	0.76%
Allowance for loan losses / total loans	1.35%	1.34%	1.49%
Allowance for loan losses / non-performing loans	153.04%	172.55%	157.60%
Net loan charge-offs (annualized) / average loans	0.48%	0.36%	0.53%

Balances at period end
Total assets	$5,590,326	$5,703,659	$5,027,009	-2.0	11.2
Earning assets	4,958,839	5,094,183	4,575,201	-2.7	8.4
Securities	1,204,426	1,333,477	1,177,000	-9.7	2.3
Loans, net of unearned income	3,749,047	3,754,861	3,389,461	-0.2	10.6
Goodwill and intangibles	219,755	209,983	102,849	4.7	113.7

Deposits and repurchase agreements	4,194,460	4,099,796	3,758,934	2.3	11.6
Short-term borrowings	196,461	346,350	234,259	-43.3	-16.1
Long-term debt	533,703	597,979	507,343	-10.7	5.2
Trust preferred securities	128,866	128,866	128,866	0.0	0.0
Shareholders’ equity	477,202	467,028	324,102	2.2	47.2

Capital ratios
Equity/assets (period end)	8.54%	8.19%	6.45%
Leverage ratio	6.93%	7.01%	6.52%
Tangible equity/tangible assets (period end)	4.79%	4.68%	4.49%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,		Percent
	2005	2004	Variance
Average balances
Total assets	$5,571,977	$4,772,317	16.8
Earning assets	4,989,560	4,372,970	14.1
Securities	1,294,230	1,092,971	18.4
Loans, net of unearned income	3,685,073	3,278,600	12.4
Allowance for loan losses	52,106	48,270	7.9
Goodwill and intangibles	199,973	54,221	268.8

Deposits and repurchase agreements	4,091,914	3,574,045	14.5
Short-term borrowings	266,839	226,633	17.7
Long-term debt	566,757	511,204	10.9
Trust preferred securities	128,866	128,866	0.0
Shareholders’ equity	444,239	262,540	69.2

Asset quality data
Non-accrual loans	$28,100	$27,029	4.0
Restructured loans	5,032	4,993	0.8

Non-performing loans	33,132	32,022	3.5
Other real estate owned	6,337	6,200	2.2

Non-performing assets	$39,469	$38,222	3.3

Net loan charge-offs	$16,874	$16,252	3.8
Allowance for loan losses	50,707	50,467	0.5

Non-performing loans / total loans	0.88%	0.94%
Non-performing assets / total assets	0.71%	0.76%
Allowance for loan losses / total loans	1.35%	1.49%
Allowance for loan losses / non-performing loans	153.04%	157.60%
Net loan charge-offs (annualized) / average loans	0.46%	0.50%

Balances at period end
Total assets	$5,590,326	$5,027,009	11.2
Earning assets	4,958,839	4,575,201	8.4
Securities	1,204,426	1,177,000	2.3
Loans, net of unearned income	3,749,047	3,389,461	10.6
Goodwill and intangibles	219,755	102,849	113.7

Deposits and repurchase agreements	4,194,460	3,758,934	11.6
Short-term borrowings	196,461	234,259	-16.1
Long-term debt	533,703	507,343	5.2
Trust preferred securities	128,866	128,866	0.0
Shareholders’ equity	477,202	324,102	47.2

Capital ratios
Equity/assets (period end)	8.54%	6.45%
Leverage ratio	6.93%	6.52%
Tangible equity/tangible assets (period end)	4.79%	4.49%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				4th Qtr 2005 -	4th Qtr 2005 -
	2005		2004	3rd Qtr 2005	4th Qtr 2004
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$1,616,429	$1,573,478	$1,439,537	2.7	12.3
Direct installment	891,509	890,003	826,558	0.2	7.9
Consumer LOC	264,417	262,229	249,658	0.8	5.9
Residential mortgages	497,849	507,548	464,193	-1.9	7.3
Indirect installment	502,163	505,425	401,414	-0.6	25.1
Lease financing	1,970	2,679	4,313	-26.5	-54.3
Other	3,293	4,769	3,212	-30.9	2.5

Total loans	$3,777,630	$3,746,130	$3,388,884	0.8	11.5

Deposits:
Non-interest bearing deposits	$670,699	$671,712	$667,671	-0.2	0.5
Savings and NOW	1,700,976	1,661,443	1,582,377	2.4	7.5
Certificates of deposit and other time deposits	1,651,199	1,601,013	1,410,356	3.1	17.1

Total deposits	4,022,874	3,934,168	3,660,404	2.3	9.9
Customer repurchase agreements	202,563	179,769	147,431	12.7	37.4

Total deposits and repurchase agreements	$4,225,437	$4,113,936	$3,807,835	2.7	11.0

Balances at period end
Loans:
Commercial	$1,613,960	$1,586,839	$1,440,674	1.7	12.0
Direct installment	890,288	889,539	820,886	0.1	8.5
Consumer LOC	262,969	263,070	251,037	0.0	4.8
Residential mortgages	485,542	498,192	479,769	-2.5	1.2
Indirect installment	493,740	511,914	389,754	-3.6	26.7
Lease financing	1,685	2,144	2,926	-21.4	-42.4
Other	863	3,163	4,415	-72.7	-80.5

Total loans	$3,749,047	$3,754,861	$3,389,461	-0.2	10.6

Deposits:
Non-interest bearing deposits	$688,391	$662,844	$663,278	3.9	3.8
Savings and NOW	1,675,395	1,646,733	1,539,547	1.7	8.8
Certificates of deposit and other time deposits	1,648,157	1,612,643	1,395,262	2.2	18.1

Total deposits	4,011,943	3,922,220	3,598,087	2.3	11.5
Customer repurchase agreements	182,517	177,576	160,847	2.8	13.5

Total deposits and repurchase agreements	$4,194,460	$4,099,796	$3,758,934	2.3	11.6

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,		Percent
	2005	2004	Variance
Average balances
Loans:
Commercial	$1,561,942	$1,350,528	15.7
Direct installment	874,688	793,460	10.2
Consumer LOC	259,172	237,292	9.2
Residential mortgages	499,712	459,910	8.7
Indirect installment	482,830	418,085	15.5
Lease financing	2,836	9,270	-69.4
Other	3,893	10,055	-61.3

Total loans	$3,685,073	$3,278,600	12.4

Deposits:
Non-interest bearing deposits	$661,668	$609,626	8.5
Savings and NOW	1,673,003	1,494,195	12.0
Certificates of deposit and other time deposits	1,574,464	1,339,525	17.5

Total deposits	3,909,135	3,443,347	13.5
Customer repurchase agreements	182,779	130,698	39.8

Total deposits and repurchase agreements	$4,091,914	$3,574,045	14.5

Balances at period end
Loans:
Commercial	$1,613,960	$1,440,674	12.0
Direct installment	890,288	820,886	8.5
Consumer LOC	262,969	251,037	4.8
Residential mortgages	485,542	479,769	1.2
Indirect installment	493,740	389,754	26.7
Lease financing	1,685	2,926	-42.4
Other	863	4,415	-80.5

Total loans	$3,749,047	$3,389,461	10.6

Deposits:
Non-interest bearing deposits	$688,391	$663,278	3.8
Savings and NOW	1,675,395	1,539,547	8.8
Certificates of deposit and other time deposits	1,648,157	1,395,262	18.1

Total deposits	4,011,943	3,598,087	11.5
Customer repurchase agreements	182,517	160,847	13.5

Total deposits and repurchase agreements	$4,194,460	$3,758,934	11.6